EXHIBIT 99

Telewest Communications plc Press Release issued on May 8, 1997 with respect to results of operations for the three month period ended March 31, 1997 (including unaudited consolidated financial statements prepared in accordance with UK
GAAP).

FOR IMMEDIATE RELEASE                                                 8 MAY 1997

                           TELEWEST COMMUNICATIONS PLC
                  RESULTS FOR THE THREE MONTHS TO 31 MARCH 1997


Telewest Communications plc ("Telewest") today announced its first quarter results for the three months to 31 March 1997.

o   EBITDA INCREASING - (POUND)7.3 M

o   CATV     PENETRATION UP TO 22.2%       (YEAR ON YEAR)
             CHURN DOWN TO 32.6%           (YEAR ON YEAR)

o   RESTEL PENETRATION UP TO 28.2%         (YEAR ON YEAR)
             CHURN STABLE AT 19.5%         (YEAR ON YEAR)

o   BUSINESS LINES UP 64% TO 74,540

o   NETWORK 68% BUILT

o   FIRST LINK OF INTERFRANCHISE NETWORK GOES LIVE IN JUNE

o   DIGITAL LAUNCH ON TRACK

                              FINANCIAL HIGHLIGHTS

                                                        Q1 1997 VS. Q1 1996
TOTAL REVENUE                                           UP 39% TO(POUND)90.4M
CABLE TELEVISION REVENUE                                UP 36% TO(POUND)38.1M
RESIDENTIAL TELEPHONY REVENUE                           UP 42% TO(POUND)39.7M
BUSINESS TELEPHONY REVENUE                              UP 29% TO(POUND)9.3M
GROSS CONTRIBUTION                                      UP 40% TO(POUND)52.8M
(total revenue less direct
programming and telephony costs)

EBITDA                                                  UP TO (POUND)7.3M
(Earnings before interest, tax,
depreciation, and amortisation)

NET LOSS                                                UP 31% TO (POUND)69.7M


CAPITAL EXPENDITURE                                     UP 16% TO (POUND)111.5M

                                   OPERATING HIGHLIGHTS

                                                  YEAR ON YEAR                       Q4 1996
 TOTAL RESIDENTIAL CUSTOMER BASE
    Total Customers                               up 34% to 813,567                  768,755
      % Customers taking both services            up 4.6% points to 48.9%                50%
    Household Penetration                         up 0.5% points to 33.8%              33.5%

 CABLE TELEVISION CUSTOMERS
    Equity basis                                  up 31% to 617,007                  599,599
    Owned and operated                            up 32% to 541,728                  528,142
      Penetration                                 up 0.6% pts to 22.2%                 22.6%
      Churn                                       down 5.4% pts to 32.6%               33.4%
      Average monthly revenue per customer        up 2% to(pound)23.57          (pound)22.95

 RESIDENTIAL TELEPHONY LINES
    Equity basis                                  up 45% to 751,227                  693,521
    Owned and operated                            up 46% to 679,895                  627,009
      Penetration                                 up 1.5% pts to 28.2%                 27.5%
      Churn                                       unchanged at 19.5%                   19.6%
      Average monthly revenue per line            down 2% to(pound)20.31        (pound)20.26

 BUSINESS TELEPHONY LINES
    Equity basis                                  up 61% to 86,116                    78,569
    Owned and operated                            up 64% to 74,540                    67,823
      Average number of lines per customer        up 20.7% to 3.5                        3.2
      Average monthly revenue per line            down 22% to(pound)43.68       (pound)54.48

Commenting on the results, Stephen Davidson, Chief Executive of Telewest, said:

"The first quarter has seen a steady performance from Telewest, continuing the improvements seen in the last quarter of 1996.

"The packaging of cable television and telecoms services in our Teleplus offer is clearly attractive. On a year on year basis, penetration and customer revenues continue to grow, and churn continues to fall. In Q4 1996 cable television penetration was 22.6%, churn 33.4%. In the first quarter of 1997 churn has fallen to 32.6% and penetration is 22.2%. For residential telephony, Q4 penetration was 27.5%, churn 19.6% and in Q1 it was 28.2% penetration with 19.5% churn.

"Our plan to launch digital services remains on schedule, and we look forward both to this and to the cumulative beneficial effect of current marketing, customer service and promotional plans. We are working closely with our industry partners on content, marketing, customer research and network developments. Creating the interfranchise network is progressing well, with the first link from Bristol to Preston now complete and due to begin carrying interconnect traffic from June.

"As forecast, earnings before interest, tax, depreciation and amortisation (EBITDA) continues to strengthen. Looking forward, we anticipate that new service offerings, especially digital, will have a positive impact on customer growth and revenues."

Enquiries to:    Telewest Communications plc
                 Stephen Davidson, Chief Executive
                 Tel:  01483 750900
                 Anna Miller, VP Investor Relations
                 Tel: 01483 251881

Issued by:       Dewe Rogerson
                 Anthony Carlisle
                 Tel:  0171 638 9571

FINANCIAL REVIEW

Turnover is up 39% on the comparative Q1 1996, to (pound)90 m. Operational expenses rose 27% to (pound)121 m. This was mainly due to programming expenses being up 52% to (pound)23 m and Depreciation and Amortisation increasing by 44% to (pound)37 m. Rising programming expenses are a function of increased customer numbers, programming fees and the provision of more basic tier channels. Depreciation and Amortisation increased by nearly 44% due to the larger asset base and the reduction of the estimated useful life of certain network assets.

Cable television turnover rose 36% to (pound)38 m and total telephony turnover was up 39% to (pound)49 m. Programming expenses, as previously highlighted, rose 52% - telephony expenses also rose; up 18%. Interconnection charges are the largest component of the Group's telephony operating costs and they are declining through increased competition and the carriage of greater volumes of traffic over the extended Telewest network.

Selling, General and Administrative expenses rose by 10% compared to last year. As a percentage of turnover, SG&A was 50% compared to 63% last year.

Capital expenditure was up 16% from (pound)96.1 m to (pound)111.5 m in Q1 1996 - the network is now 68% built. The Group's principal investing activities continue to be the construction of the broadband network. This year is an important year for the company in terms of its capital requirements; involving the construction of the interfranchise network, the launch of digital and the completion of 75% of the network by the year end.


ANNUAL GENERAL MEETING

The Annual General Meeting of Telewest Communications plc will take place at 10am in the Grocers' Hall, Princes Street, London, EC2R 8AD on Friday 9 May 1997.







NOTE:

In calculating churn rates, "transfers" are now excluded. Until the end of the first quarter of 1996, Telewest had calculated churn by including in the total of those who disconnect within the period those who move premises and reconnect elsewhere. Whilst this has had no effect on the calculation of penetration, which is based on period end figures, it has meant that the churn figures have been overstated. In common with other companies within the UK cable industry, Telewest has moved to stating its churn figures excluding those customers who transfer (customers who move their cable television/residential telephony service from one premise to another within a Telewest owned and operated franchise). The comparative churn rates for Q1 1996 have been modified to reflect the exclusion of transfers.



The following is included in connection with legislation in the United States of America, the Safe Harbour Statement under the US Private Securities Litigation Reform Act of 1995. The foregoing includes certain forward looking statements that involve various risks and uncertainties which could lead to actual results significantly different than those anticipated by Telewest.


TELEWEST COMMUNICATIONS PLC
OPERATING STATISTICS - OWNED AND OPERATED

1st Quarter 1997 Net Additions
                                                             NET ADDITIONS          NET ADDITIONS
                                                                   Q1 1997                Q1 1996
                                                       --------------------    -------------------
CABLE TELEVISION
Homes marketed                                                     103,424                 74,134
CATV customers                                                      13,586                 10,369

RESIDENTIAL TELEPHONY
Homes marketed                                                     122,777                 90,027
Residential telephony customers                                     49,200                 35,756
Residential telephony lines                                         52,886                 36,120

BUSINESS TELEPHONY
Business telephony customers                                           623                  1,520
Business telephony lines                                             6,717                  5,552


                                                            AS AT 31 MARCH         AS AT 31 MARCH
                                                                      1997                   1996
                                                       --------------------    -------------------
CABLE TELEVISION
Homes marketed                                                   2,439,377              1,905,593
CATV customers                                                     541,728                411,838

RESIDENTIAL TELEPHONY
Homes marketed                                                   2,377,511              1,742,632
Residential telephony customers                                    669,577                465,161
Residential telephony penetration                                    28.2%                  26.7%
Residential telephony lines                                        679,895                467,036

BUSINESS TELEPHONY
Business telephony customers                                        21,505                 15,746
Business telephony lines                                            74,540                 45,573


TELEWEST COMMUNICATIONS PLC
OPERATING STATISTICS - OWNED AND OPERATED AND AFFILIATED FRANCHISES
* ON AN EQUITY BASIS

1st Quarter 1997 Net Additions
                                                            NET ADDITIONS           NET ADDITIONS
                                                                  Q1 1997                 Q1 1996
                                                     ---------------------    --------------------
CABLE TELEVISION
Homes marketed                                                    118,874                  80,143
CATV customers                                                     17,409                  12,694

RESIDENTIAL TELEPHONY
Homes marketed                                                    138,287                  97,316
Residential telephony customers                                    53,812                  38,971
Residential telephony lines                                        57,706                  39,432

BUSINESS TELEPHONY
Business telephony customers                                          744                   1,691
Business telephony lines                                            7,547                   6,156

                                                           AS AT 31 MARCH          AS AT 31 MARCH
                                                                     1997                    1996
                                                     ---------------------    --------------------
CABLE TELEVISION
Homes marketed                                                  2,745,103               2,146,291
CATV customers                                                    617,007                 470,085
CATV penetration                                                    22.5%                   21.9%

RESIDENTIAL TELEPHONY
Homes marketed                                                  2,680,722               1,979,434
Residential telephony customers                                   739,913                 516,511
Residential telephony penetration                                   27.6%                   26.1%
Residential telephony lines                                       751,227                 518,783

BUSINESS TELEPHONY
Business telephony customers                                       24,042                  17,672
Business telephony lines                                           86,116                  53,630
Average number of lines per business                                  3.6                     3.0



NOTE:

* The affiliated franchises include Telewest's interests in Cable London plc (50.0% interest), Birmingham Cable Corporation (27.5% interest) and The Cable Corporation (16.5% interest).

TELEWEST COMMUNICATIONS PLC
UK GAAP
Unaudited consolidated profit and loss account for the three month period ended 31 March 1997


------------------------------------------------------------------------------------------------
                                                                THREE MONTHS       Three months
                                                                       ENDED              ended
                                                                    31 MARCH           31 March
                                                    Note                1997               1996
                                                                 (POUND)'000        (pound)'000
  TURNOVER
     Cable television                                                 38,101              28,073
     Telephony - residential                                          39,674              27,975
     Telephony - business                                              9,287               7,178
     Other                                                             3,328               1,934
                                                              -----------------   ----------------
                                                                      90,390              65,160
                                                              -----------------   ----------------
  OPERATING COSTS
     Programming expenses                                            (23,198)            (15,294)
     Telephony expenses                                              (14,379)            (12,233)
     Selling, general, and administrative expenses                   (45,529)            (41,362)
     Depreciation                                                    (37,456)            (26,064)
                                                              -----------------   ----------------
                                                                    (120,562)            (94,953)
                                                              -----------------   ----------------

  OPERATING LOSS                                                     (30,172)            (29,793)

  Share of results of associated undertakings                         (4,978)             (3,557)

  Other interest receivable and similar income                         2,483               6,855

  Interest payable and similar charges                2              (36,878)            (26,874)
                                                              -----------------   ----------------

  LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                        (69,545)            (53,369)

  Tax on loss on ordinary activities                                     (64)                (19)
                                                              -----------------   ----------------

  LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                         (69,609)            (53,388)

  Minority interests                                                    (117)                (17)
                                                              -----------------   ----------------

  LOSS FOR THE FINANCIAL PERIOD                                      (69,726)            (53,405)
                                                              =================   ================

  LOSS PER EQUITY SHARE (PENCE)                                         (4.9)               (3.8)
                                                              =================   ================


The Group has no recognised gains or losses other than those reflected in the profit and loss account. The above results are in respect of continuing operations of the Group.

See notes to the unaudited consolidated financial statements.

The consolidated financial statements set out on pages 6 to 11, which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1996 Annual Report. The balance sheet at 31 December 1996 is derived from the statutory accounts for 1996 which will be delivered to the Registrar of Companies following the Company's annual general meeting. The auditors have reported on those accounts; their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.


TELEWEST COMMUNICATIONS PLC
UK GAAP
Unaudited consolidated balance sheet
as at 31 March 1997

--------------------------------------------------------------------------------------------------

                                                                   31 MARCH         31 December
                                                                       1997                1996
                                                                (POUND)'000         (pound)'000
FIXED ASSETS
Tangible assets                                                    1,520,327           1,447,194
Investments                                                          137,423             117,410
                                                            ------------------  ------------------
                                                                   1,657,750           1,564,604
CURRENT ASSETS
Stocks                                                                    62                  53
Debtors                                                               79,821              66,929
Cash at bank and in hand                                             106,802              79,116
                                                            ------------------  ------------------
                                                                     186,685             146,098

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                      (220,425)           (212,434)
                                                            ------------------  ------------------

NET CURRENT LIABILITIES                                              (33,740)            (66,336)
                                                            ------------------  ------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                              1,624,010           1,498,268

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE                (1,113,359)           (918,008)
YEAR

Minority interests                                                      (464)               (347)
                                                            ------------------  ------------------
NET ASSETS                                                           510,187             579,913
                                                            ==================  ==================

CAPITAL AND RESERVES
Called up share capital                                              142,363             142,363
Share premium                                                          9,187               9,187
Merger reserve                                                       535,267             535,267
Other reserves                                                       270,237             270,237
Profit and loss account                                             (446,867)           (377,141)
                                                            ------------------  ------------------
EQUITY SHAREHOLDERS' FUNDS                                           510,187             579,913
                                                            ==================  ==================


See notes to the unaudited consolidated financial statements.


TELEWEST COMMUNICATIONS PLC
UK GAAP
Unaudited consolidated cash flow statement for the three month period ended 31
March 1997

--------------------------------------------------------------------------------------------------

                                                              THREE MONTHS         Three months
                                                       Note          ENDED                ended
                                                                  31 MARCH             31 March
                                                                      1997                 1996
                                                               (POUND)'000          (pound)'000

NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES     3            (18,706)               335
                                                             ----------------  -------------------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                      1,045              4,653
Interest paid                                                         (3,421)            (1,076)
Interest element of finance lease payments                              (151)              (687)
                                                             ----------------  -------------------

NET CASH (OUTFLOW)/INFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                  (2,527)             2,890
                                                             ----------------  -------------------

CAPITAL EXPENDITURE
Purchase of tangible fixed assets                                    (92,619)           (74,714)
Sale of tangible fixed assets                                            999                559
                                                             ----------------  -------------------

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                            (91,620)           (74,155)
                                                             ----------------  -------------------

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings                                        -            (14,098)
Investment in associated undertakings                                 (8,505)                 -
                                                             ----------------  -------------------

NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                      (8,505)           (14,098)
                                                             ----------------  -------------------

NET CASH OUTFLOW BEFORE MANAGEMENT OF LIQUID
RESOURCES AND FINANCING                                             (121,358)           (85,028)
                                                             ----------------  -------------------

MANAGEMENT OF LIQUID RESOURCES
Cash on short-term deposit                                           (16,052)            89,125
                                                             ----------------  -------------------


NET CASH (OUTFLOW)/INFLOW FROM MANAGEMENT OF LIQUID
RESOURCES                                                            (16,052)            89,125
                                                             ----------------  -------------------

FINANCING
Cash paid for debenture issue costs                                        -               (549)
Debt due beyond a year:
     New borrowings under the Senior Secured Facility                150,000                  -
     Capital element of finance lease payments                        (1,020)              (618)
                                                             ----------------  -------------------

NET CASH INFLOW/(OUTFLOW) FROM FINANCING                             148,980             (1,167)
                                                             ----------------  -------------------

INCREASE/(DECREASE)  IN CASH                                          11,570              2,930
                                                             ================  ===================


See notes to the unaudited consolidated financial statements.

TELEWEST COMMUNICATIONS PLC
UK GAAP
Notes to the unaudited consolidated financial statements

1.    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTISATION ("EBITDA")


                                                            THREE MONTHS           Three months
                                                                   ENDED               ended 31
                                                           31 MARCH 1997             March 1996
                                                             (POUND)'000            (pound)'000

Turnover                                                           90,390                65,160

Less:
    Programming expenses                                          (23,198)              (15,294)

    Telephony expenses                                            (14,379)              (12,233)

    Selling, general, and administrative                          (45,529)              (41,362)
                                                           ----------------      ---------------
EBITDA                                                              7,284                (3,729)
                                                           ================      ===============


2.    INTEREST PAYABLE AND SIMILAR CHARGES

                                                              THREE MONTHS       Three months
                                                                     ENDED              ended
                                                                  31 MARCH           31 March
                                                                      1997               1996
                                                               (POUND)'000        (pound)'000

On bank loans and overdrafts and other loans:
   Wholly repayable within five years                                  369                 950
   Wholly or partly repayable in more than five years                5,411                   -

Finance costs of Senior Discount Debentures                         16,815              14,242

Finance costs of Senior Debentures                                   5,657               5,637

Finance charges payable in respect of finance leases and
hire purchase contracts                                              1,109                 687

Exchange losses on foreign currency translation, net                 7,517               5,358
                                                            -----------------   ----------------
                                                                    36,878              26,874
                                                            =================   ================


TELEWEST COMMUNICATIONS PLC
UK GAAP
Notes to the unaudited consolidated financial statements (continued)


3. RECONCILIATION OF OPERATING LOSS TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                                              THREE MONTHS       Three months
                                                                     ENDED              ended
                                                                  31 MARCH           31 March
                                                                      1997               1996
                                                               (POUND)'000        (pound)'000

Operating loss                                                       (30,172)           (29,793)
Depreciation                                                          37,456             26,064
(Increase)/decrease in stocks                                             (9)                 3
Increase in debtors                                                  (10,059)            (3,888)
(Decrease)/increase in creditors                                     (15,922)             7,949
                                                             ----------------   ----------------
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                  (18,706)               335
                                                             ================   ================

4.      RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT


                                                         THREE MONTHS
                                                                ENDED
                                                             31 MARCH
                                                                 1997
                                                                (POUND)'000

INCREASE IN CASH IN THE PERIOD                                   11,570

Cash outflow from management of liquid resources                 16,052

Cash inflow from increase in net debt and leasing              (148,980)
                                                        ----------------
Change in net debt resulting from cash flows                   (121,358)

Non-cash movement in debt                                       (22,185)

Exchange movement                                               (25,405)
                                                        ----------------
Movement in net debt in the period                             (168,948)

Net debt at 31 December 1996                                   (839,804)
                                                        ----------------
NET DEBT AT 31 MARCH 1997                                    (1,008,752)
                                                        ================

Liquid resources are composed principally of term deposits of less than one year but in excess of one working day.

TELEWEST COMMUNICATIONS PLC
UK GAAP
Notes to the unaudited consolidated financial statements (continued)

5.    ANALYSIS OF NET DEBT

                                 31 DECEMBER          CASH          OTHER       EXCHANGE      31 MARCH
                                        1996          FLOW       NON-CASH       MOVEMENT          1997
                                 (POUND)'000   (POUND)'000    (POUND)'000    (POUND)'000   (POUND)'000

   Cash at bank and in hand            79,116         27,622             -             64        106,802
    Less short-term deposits
     treated as liquid resources      (74,723)       (16,052)            -              -        (90,775)
                                 -------------- ------------- -------------- -------------- -------------
                                        4,393         11,570             -             64         16,027
                                 -------------- ------------- -------------- -------------- -------------
   LIQUID RESOURCES
    Short-term deposits
     included in cash                  74,723         16,052             -              -         90,775
                                 -------------- ------------- -------------- -------------- -------------

   DEBT
   Senior Discount Debentures        (586,993)             -       (16,815)       (25,469)      (629,277)
   Senior Debentures                 (171,499)             -          (206)        (7,190)      (178,895)
   Senior Credit Facility             (81,814)      (150,000)         (302)             -       (232,116)
   Currency Swap                      (20,875)             -             -          7,190        (13,685)
   Finance leases                     (54,390)         1,020        (4,862)             -        (58,232)
   Other                               (3,349)             -             -              -         (3,349)
                                 -------------- ------------- -------------- -------------- -------------
                                     (918,920)      (148,980)      (22,185)       (25,469)    (1,115,554)
                                 -------------- ------------- -------------- -------------- -------------
   NET DEBT                          (839,804)      (121,358)      (22,185)       (25,405)    (1,008,752)
                                 ============== ============= ============== ============== =============


TELEWEST COMMUNICATIONS PLC
Reconciliation of loss for the financial period under UK GAAP to net loss under US GAAP for the three month period ended 31 March 1997




---------------------------------------------------------------------------------------------------

                                                                 THREE MONTHS       Three months
                                                                        ENDED              ended
                                                                     31 MARCH           31 March
                                                                         1997               1996
                                                                  (POUND)'000        (pound)'000

LOSS FOR THE FINANCIAL PERIOD UNDER UK GAAP                            (69,726)            (53,405)

Adjustments:

Amortisation of goodwill                                                (6,594)             (6,445)

Foreign exchange loss on debentures and financial instruments          (16,610)            (11,308)

Finance charges on Senior Discount Debentures                             (953)             (2,470)

Other                                                                        -                 (19)
                                                                ----------------  -----------------
NET LOSS UNDER US GAAP                                                 (93,883)            (73,647)
                                                                ================  =================


TELEWEST COMMUNICATIONS PLC
US GAAP
Unaudited consolidated statements of operations

-----------------------------------------------------------------------------------------------------

                                                                      THREE MONTHS ENDED MARCH 31
                                                              ------------------------------------------
                                                                      1997           1997         1996
                                                                     $'000    (POUND)'000  (pound)'000
                                                               (SEE NOTE)
    REVENUE
       Cable television                                             62,669         38,101        28,073
       Telephony - residential                                      65,256         39,674        27,975
       Telephony - business                                         15,275          9,287         7,178
       Other ((pound)377 and (pound)407 in 1997 and 1996,
         respectively, from related parties)                         5,474          3,328         1,934
                                                              -------------- -------------- ------------

                                                                   148,674         90,390        65,160
                                                              -------------- -------------- ------------
    OPERATING COSTS AND EXPENSES:
       Programming                                                 (38,156)       (23,198)      (15,294)
       Telephony                                                   (23,651)       (14,379)      (12,233)
       Selling, general, and administrative (including
         (pound)341 and(pound)710 in 1997 and 1996,
         respectively, to related parties)                         (74,886)       (45,529)      (41,381)
       Depreciation                                                (61,608)       (37,456)      (26,064)
       Amortisation of goodwill                                    (10,846)        (6,594)       (6,445)

                                                              -------------- -------------- ------------

                                                                  (209,147)      (127,156)     (101,417)
                                                              -------------- -------------- ------------

    OPERATING LOSS                                                 (60,473)       (36,766)      (36,257)

    OTHER INCOME/(EXPENSE):
       Interest income (including (pound)415 and (pound)432
         in 1997 and 1996 respectively, from related parties)        3,885          2,362         6,816
       Interest expense                                            (49,860)       (30,314)      (23,986)
       Foreign exchange losses, net                                (39,684)       (24,127)      (16,666)
       Share of net losses of affiliates                            (8,188)        (4,978)       (3,557)
       Gain on disposal of assets                                      199            121            39
       Minority interests in profits of consolidated
         subsidiaries,  net                                           (192)          (117)          (17)
                                                              -------------- -------------- ------------
    LOSS BEFORE INCOME TAXES                                      (154,313)       (93,819)      (73,628)

    Income tax expense                                                (105)           (64)          (19)
                                                              -------------- -------------- ------------

    NET LOSS                                                      (154,418)       (93,883)      (73,647)
                                                              ============== ============== ============

    LOSS PER ORDINARY SHARE (DOLLARS/POUNDS)                        $(0.17)  (POUND)(0.10) (pound)(0.08)
                                                              ============== ============== ============



TELEWEST COMMUNICATIONS PLC
US GAAP
Unaudited consolidated balance sheets

---------------------------------------------------------------------------------------------------

                                                              MARCH 31,   MARCH 31,   December 31,
                                                                   1997        1997           1996
                                                                  $'000 (POUND)'000    (pound)'000
                                                             (SEE NOTE)

ASSETS

Cash and cash equivalents                                        175,668      106,802         79,116
Trade receivables (net of allowance for doubtful accounts
   of (pound)6,292 and(pound)5,405)                               65,098       39,578         29,305
Other receivables                                                 57,881       35,190         32,394
Prepaid expenses                                                   8,209        4,991          5,168
Investments in affiliates, accounted for under the equity
   method, and related receivables                               116,738       70,974         69,420
Other investments, at cost                                        42,967       26,123         25,666
Property and equipment (less accumulated depreciation of
   (pound)347,693 and(pound)308,240)                           2,500,634    1,520,327      1,447,194
Goodwill (less accumulated amortisation of(pound)44,501 and
     (pound)37,907)                                              797,228      484,696        491,290
Other assets (less accumulated amortisation of(pound)5,362 and
     (pound)4,162)                                               102,307       62,200         62,387
                                                               ---------   ----------     ----------
TOTAL ASSETS                                                   3,866,730    2,350,881      2,241,940
                                                               =========   ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                                  59,404       36,116         46,855
Other liabilities                                                330,026      200,648        190,200
Debt                                                           1,773,336    1,078,147        879,351
Capital lease obligations                                         95,780       58,232         54,390
                                                               ---------   ----------     ----------
TOTAL LIABILITIES                                              2,258,546    1,373,143      1,170,796
                                                               ---------   ----------     ----------
MINORITY INTERESTS                                                   763          464            347
                                                               ---------   ----------     ----------

SHAREHOLDERS' EQUITY
Convertible preference shares, 10p par value; 661,000,000
   shares authorised and 496,066,708 shares issued and
   outstanding                                                    81,594       49,607         49,607
Ordinary shares, 10p par value; 2,010,000,000 shares
   authorised; and 927,567,600 shares issued and outstanding     152,567       92,757         92,757
Additional paid-in capital                                     2,192,333    1,332,887      1,332,887
Accumulated deficit                                             (815,806)    (495,991)      (402,108)
                                                               ---------   ----------     ----------
                                                               1,610,688      979,260      1,073,143

Ordinary shares held in trust for the Telewest Restricted
     Share Scheme                                                 (3,267)      (1,986)        (2,346)
                                                               ---------   ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                                     1,607,421      977,274      1,070,797
                                                               ---------   ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     3,866,730    2,350,881      2,241,940
                                                               =========   ==========     ==========





TELEWEST COMMUNICATIONS PLC
US GAAP
Unaudited consolidated statements of cash flows


-----------------------------------------------------------------------------------------------------------------------

                                                                                      THREE MONTHS ENDED MARCH 31
                                                                                     1997         1997         1996
                                                                                    $'000  (POUND)'000  (pound)'000
                                                                               (SEE NOTE)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                         (154,419)       (93,883)    (73,647)
Adjustments to reconcile net loss to net (cash used in)/provided by operating activities:
Depreciation                                                                       61,608         37,456      26,064
Amortisation of goodwill                                                           10,846          6,594       6,445
Amortisation of deferred financing costs and issue discount on Senior
    Discount Debentures                                                            30,060         18,276      16,899
Unrealised loss on foreign currency translation                                    39,136         23,794      16,666
Share of losses of affiliates                                                       8,188          4,978       3,557
Gain on disposals of assets                                                          (199)          (121)        (39)
Minority interests in profit                                                          192            117          17
Changes in operating assets and liabilities, net of effect of acquisition of subsidiaries:
    Change in receivables                                                         (19,002)       (11,553)     (5,812)
    Change in prepaid expenses                                                        275            167        (237)
    Change in accounts payable                                                    (24,728)       (15,034)     (6,406)
    Change in other liabilities                                                    13,119          7,976      19,718
                                                                             --------------- ------------- -----------
NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES                               (34,924)       (21,233)      3,225
                                                                             --------------- ------------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash paid for property and equipment                                             (152,340)       (92,619)    (74,714)
Cash paid for acquisition of subsidiaries                                               -              -     (14,098)
Additional investments in and loans to affiliates                                 (13,989)        (8,505)          -
Proceeds from disposals of assets                                                   1,643            999         559
                                                                             --------------- ------------- -----------
NET CASH USED IN INVESTING ACTIVITIES                                            (164,686)      (100,125)    (88,253)
                                                                             --------------- ------------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Cash paid for debenture issue costs                                                     -              -        (549)
Proceeds from borrowings                                                          246,720        150,000           -
Capital element of finance lease repayments                                        (1,678)        (1,020)       (618)
                                                                             --------------- ------------- -----------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES                               245,042        148,980      (1,167)
                                                                             --------------- ------------- -----------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                               45,432         27,622     (86,195)

Effect of exchange rate changes on cash and cash equivalents                          105             64         877

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  130,130         79,116     464,818
                                                                             --------------- ------------- -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        175,667        106,802     379,500
                                                                             =============== ============= ===========





TELEWEST COMMUNICATIONS PLC
US GAAP
Unaudited consolidated statement of shareholders' equity

-------------------------------------------------------------------------------------------------------------------------

                                      CONVERTIBLE                     SHARES   ADDITIONAL
                                       PREFERENCE      ORDINARY         HELD      PAID-IN      ACCUMULATED
                                           SHARES        SHARES     IN TRUST      CAPITAL          DEFICIT       TOTAL
                                      (POUND)'000   (POUND)'000  (POUND)'000  (POUND)'000      (POUND)'000 (POUND)'000
BALANCE AT  DECEMBER 31, 1996              49,607        92,757      (2,346)    1,332,887        (402,108)  1,070,797

Accrued employee compensation
    relating to the Telewest
    Restricted Share Scheme                     -             -         360             -               -         360

Net loss for the period to
    March 31, 1997                              -             -           -             -         (93,883)    (93,883)
                                    --------------  ------------  ---------  ------------- ---------------- -----------
BALANCE AT  MARCH 31, 1997                 49,607        92,757      (1,986)    1,332,887        (495,991)    977,274
                                    ==============  ============  =========  ============= ================ ===========




NOTE TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PREPARATION

The economic environment in which the Company operates is the United Kingdom and hence its reporting currency is Pounds Sterling ((pound)). Certain financial information for the three months ended March 31, 1997 also has been translated into US Dollars, with such US Dollar amounts being unaudited and presented solely for the convenience of the reader, at $1.6448 = (pound)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1997. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or any other rate.




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